UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2019
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Element Solutions Inc
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Boulevard, Suite 127 Fort Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, on January 31, 2019, Element Solutions Inc ("Element Solutions" or the "Company") completed the sale of Arysta LifeScience Inc. to subsidiaries of UPL Corporation Ltd. (the "Purchaser") for an aggregate purchase price of approximately $4.2 billion in cash, subject to certain post-closing adjustments (the "Post-Closing Adjustments").
On May 17, 2019, Element Solutions and the Purchaser finalized the Post-Closing Adjustments and agreed upon a final purchase price of $4,427,007,474, which includes Post-Closing Adjustments of $89,505,697 payable by the Purchaser to the Company on or before May 24, 2019. The Purchaser also agreed to reimburse the Company $494,304 in transaction-related expenses.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC (Registrant)
May 17, 2019	/s/ John E. Capps
(Date)	John E. Capps Executive Vice President, General Counsel and Secretary